Nikola Corporation Reports Third Quarter 2020 Results

PHOENIX, November 9, 2020 —Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation systems, today reported financial results for the third quarter of 2020.

"In the third quarter of 2020, Nikola made significant progress on key milestones," said Mark Russell, Nikola's Chief Executive Officer. "We delivered on our commitment to assemble the first Nikola Tre BEV prototypes and are continuing to work with customers on the prospective and previously announced BEV truck orders. I look forward to building on our momentum as we execute our strategy and lay the groundwork to become an integrated zero-emissions transportation solutions leader."

Completion of the First Nikola Tre BEV Testing Vehicles at IVECO's Ulm, Germany Manufacturing Facility
During the third quarter, Nikola and IVECO, (a CNH Industrial brand) began assembling the first five Nikola Tre BEV prototypes at IVECO's industrial complex in Ulm, Germany, and recently completed the assembly of the first Nikola Tre. The first truck is undergoing systems commissioning, including charging and discharging the high voltage batteries. It has also been put onto the chassis dyno and is undergoing torque command calibration to the e-axles on the test track to prepare for validation testing in the first quarter of 2021.

Nikola and IVECO are working diligently to complete the remaining four Nikola Tre prototypes and Nikola anticipates these vehicles will be finished by the end of 2020. The second batch of prototype assembly is expected to begin in the first quarter of 2021.

The first Nikola Tre BEV prototype assembled in Ulm, Germany

Announcement of Strategic Collaboration with General Motors
On September 8, 2020, Nikola announced a strategic partnership agreement with General Motors Co., which contemplates General Motors receiving equity stake in Nikola in exchange for various in-kind services. The transaction has not closed, and Nikola is continuing its discussions with General Motors. Nikola will provide further updates when appropriate or required.

Other Key Business Highlights
•Made substantial progress toward completion of building modifications necessary to construct Tre BEV production line at Nikola's manufacturing facility on IVECO's industrial complex in Ulm, Germany
•Broke ground on construction at Nikola's Coolidge, Arizona greenfield manufacturing facility
•Ended the quarter with a strong cash position of $908 million, net of $15 million in restricted cash

Made Significant Progress Toward Completion of Building Modifications at Nikola's Manufacturing Facility on IVECO's Industrial Complex in Ulm, Germany
During the third quarter, Nikola and IVECO made substantial progress in refurbishing the joint venture manufacturing facility dedicated to the Nikola Tre at IVECO's industrial complex in Ulm, Germany. The civil works and building infrastructure have been completed, including the floor, heating system, and walls. The building of the work cells is currently in process. Upon completing the work cells, Nikola and IVECO will begin installing the Automated Guided Vehicle Systems (AGV) line and heavy-duty assembly tools, such as impact drivers and tilting systems. The Joint Venture Manufacturing Facility is the lead plant for the launch of Nikola Tre BEV in the U.S. by the fourth quarter of 2021. North American production of the Nikola Tre BEV will commence upon Phase 1.0 completion of our Coolidge, Arizona plant, beginning with truck assembly from component kits imported from Europe.

Nikola IVECO Europe Gmbh (Joint Venture Manufacturing Facility) Construction Timeline

Year
2020
2021
Month
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Program Approval
Dismantling and Building Restructuring
Assembly Line Installations (Automatic Guided Vehicle Systems)
Cranes, Side Line, and Subgroups
Logistic: Warehouse
Internal Logistic (kitting area and dollies)
End of Line / Finishing
Information Technology / Employee Resource Planning
Design / Documentation Readiness
Tools and Equipment
Pre-Build and Pre-series SOP
OK to Build

Broke Ground on Construction at Nikola's Coolidge, Arizona Manufacturing Facility
On July 23, 2020, Nikola and its construction partner, Walbridge, broke ground on the U.S. manufacturing facility in Coolidge, Arizona. The facility's master site plan has been completed, submitted, and approved by Coolidge. Currently, the construction of the Phase 1 assembly shop is on track to be completed toward the end of 2021.

In August 2020, preliminary earthwork began to prepare the site for grading and utilities. In October 2020, the mass grading of the site started, and the Company awarded initial building sub-contracts. By the end of November 2020, Nikola expects the site work will include utilities, building pad grading in preparation of foundations, and factory floor slab, followed by steel erection through December 2020 and January 2021.

Permits are being submitted building by building for various construction phases as work is scheduled and progressing. This permitting process is coordinated with Coolidge's city building department, which is providing excellent support in maintaining Nikola's schedule.

The manufacturing process engineering is continuing, with initial equipment such as heavy-duty dynamometer, roll, and brake test, and heavy frame turning equipment being purchased while truck conveyance equipment and remaining tooling is being finalized.

Based on Nikola's current construction rate, the Company plans to begin trial production in the late second quarter or early third quarter of 2021. The full completion of the Phase 1 assembly shop will continue through 2021.

Nikola Coolidge Manufacturing Facility Construction Timeline

Year
2020
2021
Month
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Phase 0.5
Building
Benchmark / Concept
Bid / Design
Permit / Prep Foundation
Building / Utility
Site / Track
Site Drainage
Grading / Track Base
Track Install
Equipment
Request for Quote / Bid
Design & Manufacturing
Install & Commission
Phase 1
Building
Concept / Bid
Design
Building / Utility

Corporate Governance
Nikola is committed to strengthening its corporate governance practices. On September 20, 2020, Nikola announced the appointment of Steve Girsky as Chairman of the Board. In October 2020, the Company appointed Steve Shindler as a new independent director and Chair of the Audit Committee, and Bruce Smith as a new independent director. Both Mr.

Shindler and Mr. Smith are seasoned executives, and Nikola welcomes the experience and fresh perspective they will bring to the Board as the Company continues to execute its strategic and business priorities.

Ended the quarter with a Strong Cash Position of $908 Million, Net of $15 Million in Restricted Cash
On July 22, 2020, Nikola issued a formal notice of redemption for its public warrants. The redemption of 22,877,806 warrants in the third quarter resulted in approximately $263 million of additional cash on the balance sheet. Nikola ended the third quarter with a strong cash position of $908 million.

Effects of COVID-19
The health and safety of Nikola's employees and communities are the Company's top priority. Nikola's management team has taken every step to ensure its team can safely continue working to advance the Company's strategy and vision to become a global leader in zero-emissions transportation.

Nikola decided to reschedule Nikola World due to COVID-19 audience size restrictions until the Nikola community could safely be brought together. The COVID-19 pandemic remains dynamic, and the Company continues to monitor public health conditions actively and plan around any associated effects on our operations in the U.S. and Germany. Nikola’s current timelines assume there are no significant COVID-related disruptions to production. At this time Nikola believes its long-term objectives will not be materially affected by COVID-19, and Nikola will continue to provide progress updates across its entire product portfolio.

Third Quarter Financial Highlights

(In thousands, except share and per share data)	Q3 2020	Q3 2019	Q3 2020 YTD	Q3 2019 YTD
Loss from operations	$(117,299)	$(13,020)	$(235,955)	$(60,065)
Net loss	$(117,469)	$(15,514)	$(237,275)	$(62,377)
Adjusted EBITDA (1)	$(58,772)	$(11,093)	$(135,042)	$(55,094)
Net loss per share, basic and diluted(2)	$(0.31)	$(0.06)	$(0.79)	$(0.24)
Non-GAAP net loss per share, basic and diluted(1)(2)(3)	$(0.16)	$(0.05)	$(0.44)	$(0.23)
Weighted-average shares outstanding, basic	377,660,477	260,534,724	318,315,891	260,449,607
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this press release.
(2) Since the Company was in a net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share.

Business Outlook
As a pre-revenue company, Nikola believes the best way to evaluate its results is to monitor the Company's progress toward achieving its milestones. Nikola remains committed to its goal of announcing potential collaboration partners concerning electricity procurement and the rollout of hydrogen fueling infrastructure. In addition, during the fourth quarter of 2020, Nikola expects to make continued progress against its milestones for the development of the Tre BEV and construction of the Coolidge, Arizona, facility. Management is laser-focused on prioritizing programs and aligning resources to achieve Nikola's previously announced milestones toward becoming the zero-emissions transportation industry leader.

Webcast and Conference Call Information
Nikola will host a webcast to discuss its third-quarter results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on November 9, 2020. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikola201109/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company's future performance; expected timing of manufacturing facility buildout in Coolidge, AZ and Ulm, Germany and production capacity at such facilities; expectations regarding the Company's hydrogen fuel station rollout plan; timing of completion of prototypes, validation testing, volume production and other milestones; terms of the planned collaboration with General Motors; and the effect of COVID-19 on the Company's business. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks related to litigation and investigations and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2020 filed with the Securities and Exchange

Commission (the "SEC"), in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures
This press release references Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items the Company believes are not indicative of its core operating performance. Adjusted EBITDA is not a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

Non-GAAP net loss and Non-GAAP net loss per share basic and diluted are presented as supplemental measures of the Company's performance. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP net loss per share basic and diluted is defined as Non-GAAP net loss divided by weighted average basic and diluted shares outstanding.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Solar revenues	$—	$296	$95	$433
Cost of solar revenues	—	141	72	227
Gross profit	—	155	23	206
Operating expenses:
Research and development(1)	51,473	9,482	118,092	44,733
Selling, general, and administrative(1)	65,826	3,693	117,886	15,538
Total operating expenses	117,299	13,175	235,978	60,271
Loss from operations	(117,299)	(13,020)	(235,955)	(60,065)
Other income (expense):
Interest income, net	172	411	259	1,082
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	(2,844)	—	(3,339)
Loss on forward contract liability	—	—	(1,324)	—
Other income (expense), net	(340)	85	(251)	95
Loss before income taxes	(117,467)	(15,368)	(237,271)	(62,227)
Income tax expense	2	146	4	150
Net loss	$(117,469)	$(15,514)	$(237,275)	$(62,377)
Premium paid on repurchase of redeemable convertible preferred stock	$—	$—	$(13,407)	$—
Net loss attributable to common stockholders, basic and diluted	$(117,469)	$(15,514)	$(250,682)	$(62,377)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.06)	$(0.79)	$(0.24)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	377,660,477	260,534,724	318,315,891	260,449,607

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Research and development	$4,612	$157	$7,850	$462
Selling, general, and administrative	47,584	1,028	83,886	3,310
Total stock-based compensation expense	$52,196	$1,185	$91,736	$3,772

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$907,530	$85,688
Restricted cash and cash equivalents	10,952	—
Accounts receivable, net	249	770
Prepaid in-kind services	63,358	—
Prepaid expenses and other current assets	3,800	4,423
Total current assets	985,889	90,881
Restricted cash and cash equivalents	4,000	4,144
Long-term deposits	17,303	13,223
Property and equipment, net	61,313	53,378
Intangible assets, net	62,466	62,513
Goodwill	5,238	5,238
Other assets	19	53
Total assets	$1,136,228	$229,430
Liabilities and stockholders' equity
Current liabilities
Accounts payable	10,277	5,113
Accrued expenses and other current liabilities	22,579	11,425
Customer deposits	6,913	—
Term note, current	4,100	—
Total current liabilities	43,869	16,538
Term note	—	4,100
Other long-term liabilities	11,577	12,212
Deferred tax liabilities, net	1,076	1,072
Total liabilities	56,522	33,922
Commitments and contingencies (Note 12)
Stockholders' equity
Preferred stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.0001 par value, 600,000,000 shares authorized, 384,083,110 and 270,826,092 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	39	27
Additional paid-in capital	1,505,422	383,961
Accumulated deficit	(425,755)	(188,480)
Total stockholders' equity	1,079,706	195,508
Total liabilities and stockholders' equity	$1,136,228	$229,430

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(237,275)	$(62,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,255	1,104
Stock-based compensation	91,736	3,772
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	3,339
Deferred income taxes	4	150
Non-cash in-kind services	28,642	—
Loss on forward contract liability	1,324	—
Changes in operating assets and liabilities:
Accounts receivable, net	521	(495)
Prepaid expenses and other current assets	(334)	38
Accounts payable, accrued expenses and other current liabilities	19,402	(10,627)
Customer deposits	6,823	—
Other long-term liabilities	—	148
Net cash used in operating activities	(84,902)	(64,948)
Cash flows from investing activities
Purchases of property and equipment	(5,855)	(6,328)
Deposits for property and equipment	(9,325)	(8,135)
Investment in joint venture	(15)	—
Cash paid towards build-to-suit lease	—	(18,186)
Net cash used in investing activities	(15,195)	(32,649)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	50,349	65,000
Business Combination and PIPE financing, net of issuance costs paid	616,726	—
Proceeds from the exercise of stock options	2,204	—
Proceeds from the exercise of stock warrants, net of issuance costs paid	263,064	—
Proceeds from landlord of finance lease	889	—
Payments to landlord for finance lease	(485)	—
Proceeds from note payable	4,134	—
Payment of note payable	(4,134)	—
Net cash provided by financing activities	932,747	65,000
Net increase (decrease) in cash and cash equivalents, including restricted cash	832,650	(32,597)
Cash and cash equivalents, including restricted cash, beginning of period	89,832	173,956
Cash and cash equivalents, including restricted cash, end of period	$922,482	$141,359

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(117,469)	$(15,514)	$(237,275)	$(62,377)
Interest income, net	(172)	(411)	(259)	(1,082)
Income tax expense (benefit)	2	146	4	150
Depreciation and amortization	1,498	657	4,255	1,104
EBITDA	(116,141)	(15,122)	(233,275)	(62,205)
Stock-based compensation	52,196	1,185	91,736	3,772
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	2,844	—	3,339
Loss on forward contract liability	—	—	1,324	—
Regulatory and legal matters (1)	$5,173	$—	$5,173	$—
Adjusted EBITDA	$(58,772)	$(11,093)	$(135,042)	$(55,094)

(1)Regulatory and legal matters include legal, advisory and other professional service fees incurred in connection with the short-seller analyst report from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net loss attributable to common stockholders, basic and diluted	$(117,469)	$(15,514)	$(250,682)	$(62,377)
Stock-based compensation	52,196	1,185	91,736	3,772
Premium paid on repurchase of redeemable convertible preferred stock	—	—	13,407	—
Regulatory and legal matters(1)	5,173	—	5,173	$—
Non-GAAP net loss	$(60,100)	$(14,329)	$(140,366)	$(58,605)
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.05)	$(0.44)	$(0.23)
Weighted average shares outstanding, basic and diluted	377,660,477	260,534,724	318,315,891	260,449,607

(1)Regulatory and legal matters include legal, advisory and other professional service fees incurred in connection with the short-seller analyst report from September 2020, and investigations and litigation related thereto.

INVESTOR INQUIRIES:
investors@nikolamotor.com